Exhibit 99.2

        Joint Filer Information
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Name of Joint Filer:
LAL Family Corporation

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Other (General Partner of LAL Family Partners L.P., a 10% Owner)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
6/3/2008

Designated Filer:
LAL Family Partners L.P.

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Name of Joint Filer:
Leonard A. Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Director
Officer (Chairman of the Board)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
6/3/2008

Designated Filer:
LAL Family Partners L.P.

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Name of Joint Filer:
Evelyn H. Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Officer (Senior Corporate Vice President)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
6/3/2008

Designated Filer:
LAL Family Partners L.P.